Exhibit (a)(19)

Blue Coat ® Secure and Accelerate Your Business

Discounted Options, Section 409A Blue Coat Systems Tender Offer

May 4, 2007

This presentation is subject to, and qualified in its entirety by reference to, the Offer to Amend Eligible Options . We urge you to read the Offer to Amend Eligible Options very carefully.

Why are we here today?

Blue Coat Systems has determined you hold stock options that may be negatively affected by a recent tax law change because they were granted at a discount.

Blue Coat Systems has developed a solution that addresses the problem, but which requires your participation and permission to implement.

If you do not participate, you may have significant adverse tax consequences.

Blue CoatTM

Tax Law Change: §409A

§ 409A is a set of operating rules for items considered to be deferred compensation.

Certain stock options are now considered to be deferred compensation.

As deferred compensation, affected options must comply with the operating rules of § 409A.

– Options by design don’t comply with these operating rules.

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Option taxation prior to §409A

• Nonqualified Stock options (discounted or not) were taxed as follows:

– No tax event at grant or vesting

– Income tax at exercise

Option grant price = $2.25; stock price at vesting = $2.50

Employee exercises when stock price = $10.00

Income tax at exercise on the spread ($10.00-$2.25)

Capital gains tax at sale on spread (sales price-$10.00)

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Option taxation prior to §409A

ISO’s taxed as follows:

– No tax event at grant or vesting

– At exercise:

Option grant price = $2.25; stock price at vesting = $2.50

Employee exercises when stock price = $10.00

No ordinary income tax on exercise

– Potential AMT for exercise and hold ($10.00-$2.25)

Any gain recognized at sale on spread (sales price-2.25)

– If holding period is met, capital gains when shares are sold

– If holding period is not met, gain on sale will always have an ordinary income component

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Tax Law Change: §409A

What are the consequences of not complying with § 409A’s operating rules?

– Potential income taxation prior to exercise

– 40% additional tax (20% federal & 20% CA)

– Interest penalty

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Which Options are affected

Options granted at a price below the stock market value (FMV) on the actual grant date (“Discount Options”).

AND

That vest AFTER 12/31/04.

– Options granted prior to 409A’s enactment could be affected for portions vesting 1/1/05 and later.

Blue CoatTM

How did we get discounted options?

In June 2006, Blue Coat Systems began a voluntary review of its historical practices for granting stock options.

In September 2006, the Board of Directors determined that the actual grant dates of certain stock options differed from the recorded grant dates of such options.

As a result, the exercise price of many of these options is below the fair market value of the Company’s stock on the actual grant date.

Blue CoatTM

Example:

Option granted on July 10, 2002 – 1000 shares

Option price = $2.25, but fair market value at grant date = $2.85

Vesting:

- 250 options vest on July 10, 2003

- 104 options vest on a monthly basis during 2003

- 250 options vest on a monthly basis during 2004

- 250 options vest on a monthly basis during 2005

- 146 options vest on a monthly basis during 2006

CONCLUSION:

- The 604 options that vested prior to 1/1/05 are NOT subject to §409A.

- The 396 options that vest after 12/31/04 are subject to §409A because they were granted at a discount.

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Example: (continued)

Assume that the fair market value of the option shares on the applicable tax date is $32 and no options were exercised.

§409A Estimated Impact

W-2 Income Inclusion: $ 11,781

(= 396 options subject to §409A x $29.75 ( $32 FMV-$2.25 Option Price))

Fed Ordinary Income $ 4,123(35%)

CA Ordinary Income $ 1,096(9.3%)

Normal Stock Gain Rate $ 5,219 44.3%

§409A Tax(Fed/CA) $ 4,712(40%)

§409A Interest $ 1,060(9%)

Tax Rate w/§409A $ 10,991 93.3%

This will occur until exercise or expiration of the option.

Blue CoatTM

What is the Solution?

Blue CoatTM

Exercised Options

Prior to 2005: §409A Not applicable

2005: Exercises of discounted options not subject to additional 20% taxes per IRS/CA

2006: Exercises of discounted options vested 1/1/05 & later are subject to additional tax(es)

– 20% federal & 20% CA additional income tax

Blue CoatTM

Tender Offer for Unexercised Options

• Amend option to increase option price, AND

• Provide a cash payment

• Only options issued below market and vest after 12/31/04 will be subject to the tender offer.

Blue CoatTM

Tender Offer

• Amend options to increase the option price to the fair market value on the actual grant date

• All other terms will remain the same (including number of shares, vesting schedule and expiration date)

– Note: As a result of issuance at discount, options are non-qualified

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Tender Offer

Cash Bonus payment

– Equal to the difference between adjusted option price and original option price

– Will be made in January 2008 per IRS requirement

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Example

Option granted on July 10, 2002 – 1,000 shares

Option price = $2.25, but fair market value at grant date = $2.85

Vesting:

- 250 options vest on July 10, 2003 (NO CHANGE)

- 104 options vest on a monthly basis during 2003 (NO CHANGE)

- 250 options vest on a monthly basis during 2004 (NO CHANGE)

- 250 options vest on a monthly basis during 2005 (reprice to $

2.85)

- 146 options vest on a monthly basis during 2006 (reprice to $

2.85)

Cash Payment:

– Employee receives cash payment of $237.60 = 396 options x ($2.85-$2.25), (less bonus withholdings), paid in January 2008.

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Eligibility

A stock option will be subject to this offer only to the extent that option meets each of the following conditions

i. The option was granted under the 1999 Stock Incentive Plan or the 2000 Supplemental Stock Option Plan.

ii. The option was retroactively priced in that the exercise price per share currently in effect for that option is based on the fair market value per share of Blue Coat common stock on a date earlier than the date on which the option was actually granted (the “Actual Grant Date”) and when the fair market value was lower than on the Actual Grant Date.

iii. The option was unvested as of December 31, 2004.

iv. The option is held by an individual who is, on the expiration of this offer, a current employee of the Company or an affiliated company and subject to income taxation in the United States with respect to that option, but who is not a current or former executive officer or director of the Company.

v. The option is outstanding on the expiration date of this offer.

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Eligibility

Exercising options which could have been corrected via the tender offer solution before they get amended via the solution will subject you to the additional 20% tax(es).

– These amounts will NOT be paid or grossed up by Blue Coat

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What if I do Nothing?

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What if I do nothing?

Tax Impact:

– Income taxation at vesting through exercise

– 20% additional federal tax on income amount

– 20% additional California tax on income amount

• Potentially other state taxes

– Interest penalty on income amount

Will occur from vesting through exercise or expiration of the discounted options.

Tender offer is a one-time offer to prevent future adverse tax consequences.

Blue CoatTM

How do I participate?

Blue CoatTM

Tender Offer Expected Timeline

Tender Offer Begins: May 1, 2007

Tender Offer Ends: May 29, 2007 (unless we extend)

– Late submissions will not be accepted

Option Amendment Takes Effect the Day After Offer Ends

– Blue Coat will notify you when amendment process is complete and reflected at E*Trade.

How to submit your election: Internet link/paper

– Username/password: your Blue Coat Network Login

Confirmation e-mail will be sent to you after your submission of your election

Blue CoatTM

Election Process — Website Login

Blue CoatTM

Election Process — Main Page

Blue Coat

Blue Coat Tender Offer Website

Hello Mario Perotti,

Please choose an option:

Make an Election

Offer to Amend Eligible Options

Stock option Amendment and Special Bonus Agreement

Instructions to the Electronic Election Form

FAQ

Blue CoatTM

Election Process—Step 1 (Make election)

BlueCoat

Main Page Make Election

BLUE COAT SYSTEMS, INC.

ELECTION FORM

RE: TENDER OF ELIGIBLE OPTIONS PURSUANT TO THE OFFER TO AMEND

DATED MAY 1, 2007

THE OFFER EXPIRES AT 11:59 P.M., PACIFIC TIME, ON MAY 29, 2007 UNLESS THE OFFER IS EXTENDED

Name: Mario Perotti

Employee ID: 9999

Important: Read the instructions to this Election Form before completing this page.

Indicate your decision to tender your Eligible Options identified below for amendment by checking the “Yes” box under the column entitled “Amend Entire Eligible Portion.” If you do not want to tender one or more of your Eligible Options for amendment, check the “No” box for those particular options. If you do not mark the “Yes” box with respect to an Eligible Option, your election with respect to that option will default to “No.” In that event such Eligible Option will not be amended, and you will not become entitled to the special cash bonus payable with respect to that Eligible Option. In addition, you will be solely responsible for bringing such Eligible Option into compliance with Internal Revenue Code Section 409A in order to avoid potentially adverse tax consequences with respect to that option. You may not tender only a portion of an Eligible Option.

Grant Date	Option Number	Option Plan	Exercise Price Per Share	Total Number of Shares Subject to Outstanding Option	Number of Shares Subject to Portion Qualifying as Eligible Option	Actual Grant Date	Fair Market Value of Blue Coat Common Stock on Actual Grant Date	Amend Entire Eligible Portion?
7/30/2003	2452	1999/NQ	$5.44	600	388	8/6/2003	$5.46	Yes NO
5/23/2005	3125	1999/NQ	$18.08	200	200	5/26/2005	$18.65	Yes No

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Next Step

Blue CoatTM

Election Process—Step 2 (Review election)

Blue* Coat

Main Page » Make Election » Review Election

Election Amendment Review

You have made the following elections with respect to your Eligible Options.

Grant Date	Option Number	Per Option Plan	Exercise Price Share	Total Number of Shares Subject to Outstanding Option	Number of Shares Subject to Portion Qualifying as Eligible Option	Actual Grant Date	Fair Market Value of Blue Coat Common Stock on Actual Grant Date	Amend Entire Eligible Portion?
7/30/2003	2452	1999/NQ	$5.44	600	388	8/6/2003	$5.46	Y
5/23/2005	3125	1999/NQ	$18.08	200	200	5/26/2005	$18.65	Y

Is this information correct? If yes, click Next Step to continue. If no, click Back to return to the previous screen

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Next Step

Blue CoatTM

Election Process - Step 3 (Agreement to Terms)

Blue Coat

Main Page >> Make Election >> Review Election >> Review Terms

Agreement to Terms of Election

1. As soon as practicable after the Amendment Date, Blue Coat shall return to me a final and Completed Stock Option Amendment and Special Bonus Agreement in which there is indicated the Adjusted Exercise Price for each Amended Option and the dollar amount of the Cash Bonus to which I will be entitled with respect to that option.

2. If I cease to remain employed by Blue Coat or any affiliated entity after I tender my Eligible Options but before Blue Coat accepts those options for amendment, my Eligible Options will not be amended and I will not become entitled to any Cash Bonus.

3. Until the Expiration Date, I will have the right to change my election with respect to my Eligible Options. However, after that date I will have no further right to change my election with respect to my Eligible Options, unless Blue Coat does not accept my tendered Eligible Options before June 26, 2007, the 40th business day after commencement of the Offer. I may then revoke my elections with respect to my tendered Eligible Options at any time prior to Blue Coat’s acceptance of those options for amendment pursuant to the Offer.

4. The tender of my Eligible Options pursuant to the procedure described in Section 4 of the Offer and the instructions to the Election Form will constitute my acceptance of all of the terms and conditions of the Offer. Blue Coat’s acceptance of my tendered Eligible Options for amendment pursuant to the Offer will constitute a binding agreement between Blue Coat and me upon the terms and subject to the conditions of the Offer.

5. I am the registered holder of the Eligible Options tendered hereby, and my name, employee identification number and other information appearing on the Election From are true and correct.

6. I am not required to tender my Eligible Options pursuant to the Offer. However, if I do not tender such options or if those options are not otherwise amended pursuant to the Offer, then I must take other action on my own with respect to those options in order to bring those options into compliance with Section 409A of the Internal Revenue Code and thereby avoid adverse tax consequences.

7. Blue Coat cannot give me legal, tax or investment advice with respect to the Offer and has advised me to consult with my own legal, tax and investment advisors as to the consequences of participating or not participating in the Offer.

8. Under certain circumstances set forth in the Offer document, Blue Coat may terminate or amend the Offer and postpone its acceptance and amendment of the tendered Eligible Options. In the event the Eligible Options tendered herewith are not accepted for amended, those options will be returned to me promptly following the expiration or termination of the Offer.

9. I understand that neither Blue Coat nor Blue Coat’s Board of Directors is making any recommendation as to whether I should tender or refrain from tendering my Eligible Options for amendment, and that I must make my own decision whether to tender my Eligible Options, taking into account my own personal circumstances and preferences. I understand that the Amended Options resulting from the amendment of my tendered Eligible Options may decline in value and may be “out of the money” when I decide to exercise those options. I further understand that past and current market prices of Blue Coat common stock may provide little or no basis for predicting what the market price of Blue Coat common stock will be when Blue Coat amends my tendered option or at any other time in the future.

10. I hereby acknowledge that I have read the documents related to the Offer listed below:

Offer to Amend Eligible Options

Instructions to the Electronic Election Form

Stock Option Amendment and Special Bonus Agreement

11. I hereby elect to participate in the Offer with respect to my Eligible Options as previously identified, and I hereby tender such Eligible Options for amendment in accordance with the Offer to Amend. I agree that the options identified are the Eligible Options I hold. I agree and understand that each of the Eligible Options which I have elected to amend in the Offer will be amended by Blue Coat unless I submit a new, properly completed Election Form prior to the expiration of the Offer.

12. I understand that I will receive an Election Confirmation Statement via e-mail at my Blue coat e-mail address within one business day after the submission of my Election Form on the Offer website. If I have not received an Election Confirmation Statement in the timeframe prescribed. I agree that it is my responsibility to confirm that Blue Coat has received my complete submission by e-mailing a copy of my Print Confirmation to stock.admin@bluecoat.com or faxing a copy of my Print Confirmation to Sonia Sexton at (408) 220-2106 prior to the expiration of the Offer.

13. I acknowledge that the Offer and the other documents and communications regarding the Offer are being delivered to me electronically. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to a Blue Coat intranet, the delivery of a document via e-mail or such other means of delivery specified by Blue Coat By executing the Election Form, I acknowledge that I have read this provision and consent to the electronic delivery of the documents. I acknowledge that I may receive from Blue Coat a paper copy of any documents delivered electronically at no cost to me by contracting Blue Coat in writing using the contact information on the instructions to the Election Form. I further acknowledge that I will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails, Similarly, I understand that I must provide Blue Coat with a paper copy of any documents if my attempted delivery of such documents electronically falls.

14. My electronic signature is required in order to participate in this Offer. By clicking on the I AGREE button below I am agreeing to the terms of the Election Form and to the use of an electronic signature that will make my election a binding agreement between Blue Coat and me upon the terms and conditions of the Offer.

Email: mario.perotti@bluecoat.com

Employee ID: 9999

BACK

I AGREE

Blue CoatTM

Election Process — Step 4 (Print Confirmation)

Blue Coat

Print Confirmation

Blue Coat Corporation has received your election form dated 2007- 04-30 1 4:18:46 PST, by which you made the following elections with respect to your Eligible Options:

PRINT THIS PAGE

PRINT A CONFIRMATION

This will serve as the election Print Confirmation in the event our system does not register your election or provide you with an em ailed “Election Confirmation Statement within one business day after your submission. If you do not receive a confirmation email within one business day after your submission, please forward a copy of your Print Confirmation via email to stock.admin@bluecoat.com or fax a copy of your Print Confirmation to Sonia Sexton at (408) 220-21 06 prior to the expiration of the Offer

Grant Date	Option Number	Option Plan	Exercise Price Per Share	Total Number of Shares Subject to Outstanding Option	Number of Shares Subject to Portion Oualifying as Eligible Option	Actual Grant Date	Fair Market Value of Blue Coat Common Stock on Actual Grant Date	Amend Entire Eligible Portion?
7/30/2003	2452	1999/NQ	$5.44	600	388	8/6/2003	$5.46	Y
5/23/2005	3125	1999/NQ	$18.08	200	200	5/26/2005	$18.65	Y

If you change your mind, you may change your elections with respect to your Eligible Options by accessing the Offer website at https:toadmin.bluecoat.com and completing a new Election Form before 11:59 p.m., Pacific Time on May 29, 2007. Any questions or requests for assistance should be directed to stock.admin@bluecoat.com. You may also obtain a paper Election Form by sending an e-mail to stock.admin@bluecoat.com if you prefer to submit your election in that manner.

Please note that our receipt of your Election Form is not by itself an acceptance of the Eligible Option. For purposes of the Offer, Blue Coat will be deemed to have accepted those Eligible Options properly tendered pursuant to the Offer and not otherwise withdrawn only when Blue Coat gives written or electronic notice to the option holders generally of its acceptance of such options. Such notice may be made by e-mail or other method of communication. Blue Coat’s formal acceptance is expected to take place immediately following the expiration date of the Offer.

FINISH

Blue CoatTM

Bluet Coat

PRINT CONFIRMATION

Blue Coat Systems, Inc. has received your election form dated 2007-04-30 14:18:46 Pacific Time, by which you made the following elections with respect to your Eligible Options:

Grant Date	Option Number	Option Plan	Exercise Price Per Share	Total Number of Shares Subject to Outstanding Option	Number of Shares Subject to Portion Qualifying as Eligible Option	Actual Grant Date	Fair Market Value of Blue Coat Common Stock on Actual Grant Date	Amend Entire Eligible Portion?
7/30/2003	2452	1999/NQ	$5.44	600	388	8/6/2003	$5.46	Y
5/23/2005	3125	1999/NQ	$18.08	200	200	5/26/2005	$18.65	Y

If you change your mind, you may change your elections with respect to your Eligible Options by accessing the Offer website at https://toadmin.bluecoat.com and completing a new Election Form before 11:59 p.m., Pacific Time on May 29, 2007 (unless we extend the Offer). Any questions or requests for assistance should be directed to stock.admin@bluecoat.com. You may also obtain a paper Election Form by sending an e-mail to stock.adrnin@bluecoat.com if you prefer to submit your election in that manner.

Please note that our receipt of your Election Form is not by itself an acceptance of the Eligible Option. For purposes of the Offer, Blue Coat will be deemed to have accepted those Eligible Options properly tendered pursuant to the Offer and not otherwise withdrawn only when Blue Coat gives written or electronic notice to the option holders generally of its acceptance of such options. Such notice may be made by e-mail or other method of communication. Blue Coat’s formal acceptance is expected to take place immediately following the expiration date of the Offer.

Blue CoatTM

Election Form Receipt

Blue Coat Election Form Receipt

Option Number	Amend Entire Eligible Portion?
2452	Y
3125	Y

Blue Coat Systems, Inc. has received your election form dated 2007-04-30 11:42:19 PST, by which you made the following elections with respect to your Eligible Options:

If you change your mind, you may change your elections with respect to your Eligible Options by accessing the Offer website at https://toadmin.bluecoat.com and completing a new Election Form before 11:59 p.m.. Pacific Time on May 29, 2007 (unless we extend the Offer). Any questions or requests for assistance should be directed to stock.admin@bluecoat.com. You may also obtain a paper Election Form by sending an e-mail to stock.admin@bluecoat.com if you prefer to submit your election in that manner.

Please note that our receipt of your Election Form is not by itself an acceptance of the Eligible Option. For purposes of the Offer, Blue Coat will be deemed to have accepted those Eligible Options properly tendered pursuant to the Offer and not otherwise withdrawn only when Blue Coat gives written or electronic notice to the option holders generally of its acceptance of such options. Such notice may be made by e-mail or other method of communication. Blue Coat’s formal acceptance is expected to take place immediately following the expiration date of the Offer.

Blue CoatTM

Sample Statement Blue Coat Systems, Inc. Stock Option Summary 4O9A Statement As of: 12/31/06 Employee Name: Doe, John D.

As of 12/31/06 Okay to Exercise 409A Tax Applies, if Exercised Name

Option Number Original Grant Date Shares Granted Strike

Price Revised Fair Market Value Total Options

Outstanding Pre-

12/31/04 Vested- Not Subject to 409A Post

12/31/04 Vested Not Subject to

409A

Unvested - Not Subject to 409A

Post

12/31/04

Vested - Subject to 409A

Unvested

Subject to 409A

Total Shares Subject to 409A

Increase in Value per Share

Increase in Value Related to 409A

Doe, John D xxyy 12/31/01 800 $10.00 $12.00

800 600 200 200 $2.00 $400.00 Doe,John D

xxyy 12/31/02 800 $15.00 $17.00 800 400 400 400 $2.00 $800.00 Doe,John D xxyy 12/31/03 800

$20.00

$22.00

800

200

400

200

400

$2.00

$1,200.00

2,400

2,400

1,200 — — 1,000 200 1,200 $6.00 $2,400.00 Blue CoatTM

Tax Advice

Taxation of stock option transactions can be very complicated.

Blue Coat Systems policy prohibits any employees from providing personal income tax advice to any other employee.

This presentation is general and you should consult with your personal tax advisor for advice relevant to your specific situation.

Blue CoatTM

Circular 230 Disclaimer Notice

Any tax advice included in this presentation was not intended or written to be used, and it cannot used by the taxpayer, for the purpose of avoiding any penalties that may be imposed by any governmental taxing authority or agency;

This tax advice was written to support the promotion of the matter addressed by the presentation;

The taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Blue CoatTM

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